UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2023

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on October 25, 2023, Humberto “Burt” Cabañas resigned from the board of directors (the “Board”) of Hines Global Income Trust, Inc. (the “Company”) and from each committee of the Board, effective as of November 1, 2023. The Articles of Amendment and Restatement of the Company, as amended (the “Charter”) require that a majority of the members of the Board be comprised of Independent Directors (as defined in the Charter) except for a period of 60 days after the death, removal, or resignation of an Independent Director. The vacancy created by the resignation of Mr. Cabañas left the Board without a majority of Independent Directors. The Nominating and Corporate Governance Committee of the Board is currently conducting a search process to identify and appoint a new Independent Director to fill the vacancy created by Mr. Cabañas’ resignation.

In light of the Company’s ongoing search for a new Independent Director, Laura Hines-Pierce has decided to voluntarily and temporarily resign from the Board, effective as of December 31, 2023, in order to re-establish a majority of Independent Directors on the Board, as required by the Charter. Ms. Hines-Pierce’s resignation is not a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board. In connection with her temporary resignation, the Board approved a temporary reduction in the size of the Board from seven members to five members. It is the expectation of the Board that once a new Independent Director has been duly identified by the Nominating and Corporate Governance Committee, the Board will be expanded to consist of seven members. At that time, the Board expects that it will appoint the new Independent Director and will reappoint Ms. Hines-Pierce to the Board. Ms. Hines-Pierce will continue to serve in her role of Co-Chief Executive Officer of Hines, the Company’s sponsor.

The Nominating and Corporate Governance Committee has appointed John O. Niemann, Jr. to be the temporary Chair of the Valuation Committee and Dougal A. Cameron to be the temporary Chair of the Conflicts Committee. The Board expects that once the Board has appointed a new Independent Director, the Board will reassess which Independent Directors should serve as the Chairs of each of these committees.

Item 8.01 Other Items.

Renewal of Advisory Agreement

Hines Global Income Trust, Inc. (the "Company"), HGIT Properties, LP (the "Operating Partnership") and HGIT Advisors LP (the "Advisor") are parties to that certain Second Amended and Restated Advisory Agreement, dated as of September 14, 2022 (the “Advisory Agreement”). The Advisory Agreement expires on December 31, 2023; subject to renewal for an unlimited number of successive one-year terms. On December 13, 2023, the Company’s independent directors approved the renewal of the Advisory Agreement for an additional one-year term and the Advisor agreed to the renewal, extending the term of the agreement to December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

January 4, 2024	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer, Treasurer and Secretary